UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report
(Date of earliest event reported):
October 16, 2007
BIOPURE CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	000-15167 (Commission File Number)	04-2836871 (IRS Employer Identification No.)
11 HURLEY STREET
CAMBRIDGE, MA 02141
(Address of principal executive offices and zip code)
(617) 234-6500
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(d))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
ITEM 8.01. Other Events.
ITEM 9.01. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EX-99.1 Press Release issued by the Company on October 17, 2007

ITEM 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On October 16, 2007, R. Todd Wood was appointed as Acting Chief Financial Officer of Biopure Corporation (the “Company”), succeeding Francis H. Murphy. Mr. Wood was also appointed the Company’s Vice President of Operations. Mr. Wood, age 35, joined the Company as a consultant in 2007, serving as a director of business development. Prior to joining the Company, Mr. Wood founded and served as Chief Executive Officer of TGX Medical Systems Inc., a software company from 2001 to 2003. He was a finance consultant/advisor with Morgan Stanley from 2004 to 2005 and had a similar position with Merrill Lynch from 2005 to 2006. He subsequently worked as an independent consultant. Mr. Wood holds an M.B.A. cum laude degree from the University of Notre Dame. Mr. Murphy has agreed to remain at the Company during a transition period. The press release announcing Mr. Wood’s appointment is attached as Exhibit 99.1.
Mr. Wood is the son-in-law of Guido Neels, a member of the Company’s board of directors. Mr. Neels has resigned from the Compensation Committee of the Company, and the Board of Directors has elected Allan Ferguson to replace Mr. Neels on that committee.
ITEM 8.01.     Other Events.
     On October 16, 2007, the Company received a letter from the Listing Qualifications Department of The Nasdaq Stock Market indicating that the Company had regained compliance with the $1.00 minimum bid price requirement as required by Marketplace Rule 4310(c)(4) for continued listing on the Nasdaq Capital Market. The Company regained compliance after the closing bid price of the Company’s common stock was at $1.00 per share or greater for at least 10 consecutive business days. The press release announcing the Company’s regained compliance is attached as Exhibit 99.1.
ITEM 9.01.     Financial Statements and Exhibits.
(d)     Exhibits

99.1	Press Release issued by the Company on October 17, 2007

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOPURE CORPORATION
Date: October 18, 2007	By:	/s/ Francis H. Murphy
		Name:	Francis H. Murphy
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release issued by Biopure Corporation on October 17, 2007